Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8140
www.hptreit.com

Hospitality Properties Trust Declares Lightstone Group in Lease Default

Newton, MA (June 18, 2007):  Hospitality Properties Trust (NYSE: HPT) today announced that it has sent a notice of default and lease termination to Lightstone Group with respect to 18 Homestead Village hotels.

In February 1999 HPT purchased 18 Homestead Village hotels and leased them to a subsidiary of Homestead Village Incorporated (“Homestead”) for an initial term ending December 31, 2015.  At that time, Homestead was a publicly owned company with a substantial net worth, the tenant provided HPT a lease security deposit of $15.96 million and Homestead guaranteed the lease obligations to HPT.  In 2001 an entity affiliated with Blackstone Group acquired Homestead; thereafter Homestead’s net worth declined and Blackstone secured Homestead’s guaranty obligations to HPT with a bank letter of credit for an additional $15.96 million.

HPT’s decision to declare a lease default and termination is based upon the facts that a Lightstone Group affiliate acquired control of the Homestead tenant on June 11, 2007, without first obtaining HPT’s consent and without providing HPT with timely evidence by which HPT might reasonably determine that the tenant has a sufficient net worth, as required by the Lease.

The 18 hotels which are the subject of this lease have 2,399 rooms and are located in five states.  The historical minimum rent payable to HPT under this lease is $1.33 million/month (or $15.96 million/ year).  In addition, HPT receives percentage rent under this lease based upon increases in gross revenues at the leased hotels; in 2006, this percentage rent was approximately $509,000.  The rent payment due June 1, 2007, while Blackstone continued to own Homestead, was timely paid; and HPT continues to hold a security deposit equal to $15.96 million and a bank letter of credit to secure the lease guaranty for an additional $15.96 million.

Hospitality Properties Trust is a real estate investment trust based in Newton, MA which owns 310 hotels and 186 hospitality and travel centers located throughout the United States, in Puerto Rico and in Ontario, Canada.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange
 No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS AND EXPECTATIONS; BUT, FOR VARIOUS REASONS, THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR.  FOR EXAMPLE:

•             THIS PRESS RELEASE STATES THAT HPT HAS DECLARED AN EVENT OF DEFAULT AND TERMINATED THE LEASE FOR 18 HOMESTEAD VILLAGE HOTELS.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT HPT CAN NOW TAKE POSSESSION OF THESE HOTELS AND LEASE THEM TO A THIRD PARTY.  HOWEVER, LIGHTSTONE HAS DISPUTED THAT AN EVENT OF DEFAULT HAS OCCURRED AND IT MAY DISPUTE THAT THE LEASE HAS BEEN TERMINATED.  THESE TYPES OF DISPUTES SOMETIMES RESULT IN LITIGATION.  LITIGATION IS ALMOST ALWAYS EXPENSIVE AND THE RESULTS OF LITIGATION MAY BE DIFFERENT FROM THE IMPLICATIONS SET FORTH IN THIS PRESS RELEASE.

•             THIS PRESS RELEASE STATES THAT HPT HOLDS A CASH SECURITY DEPOSIT FOR $15.96 MILLION AND A LETTER OF CREDIT FOR $15.96 MILLION TO SECURE A LEASE GUARANTY.  THE CASH SECURITY DEPOSIT IS NOT REQUIRED TO BE HELD SEPARATELY IN ESCROW, AND IT IS NOT SO HELD.  LIGHTSTONE GROUP HAS REQUESTED THAT HPT RETURN THE LETTER OF CREDIT WHICH IS SECURITY FOR THE LEASE GUARANTY.  HPT BELIEVES THAT IT HAS THE RIGHT TO RETAIN BOTH THIS SECURITY DEPOSIT AND THIS LETTER OF CREDIT AS SECURITY FOR THE DAMAGES IT MAY INCUR AS A RESULT OF THE LEASE DEFAULT AND TERMINATION, INCLUDING ANY LOST OR REDUCED RENT WHICH HPT MAY REALIZE FROM THESE HOTELS.  LIGHTSTONE MAY DISPUTE HPT’S RIGHTS TO RETAIN AND APPLY THE SECURITY DEPOSIT AND THE LETTER OF CREDIT TO HPT’S DAMAGES.  THIS DISPUTE MAY RESULT IN LITIGATION; AND, AS NOTED, LITIGATION IS ALMOST ALWAYS EXPENSIVE AND THE RESULT OF LITIGATION MAY BE DIFFERENT THAN HPT NOW BELIEVES.

•             THE HISTORICAL LEASE STATES THAT A CHANGE OF CONTROL OF THE TENANT REQUIRES HPT CONSENT OR THAT THE TENANT PROVIDE REASONABLE EVIDENCE OF ITS HAVING A MINIMUM NET WORTH AT LEAST TWENTY (20) DAYS PRIOR TO CONSUMMATION OF A CHANGE OF CONTROL.  HPT HAS NOT CONSENTED TO THE CHANGE OF CONTROL; AND HPT BELIEVES IT FIRST RECEIVED ANY EVIDENCE OF THE PURPORTED NET WORTH FROM LIGHTSTONE GROUP ON JUNE 5, 2007 AND THAT THE CHANGE OF CONTROL OCCURRED ON JUNE 11, 2007.

SINCE THEN, THE LIGHTSTONE TENANT HAS REFUSED TO PROVIDE ANY CLARIFICATION OR ADDITIONAL EVIDENCE OF ITS NET WORTH REASONABLY REQUESTED BY HPT.  DESPITE THESE FACTS, LIGHTSTONE HAS ASSERTED THAT IT HAS COMPLIED WITH THE LEASE REQUIREMENTS.  THIS DISPUTE MAY RESULT IN LITIGATION; AND, AS NOTED ABOVE, LITIGATION IS ALMOST ALWAYS EXPENSIVE AND THE RESULT OF LITIGATION MAY BE DIFFERENT THAN HPT NOW EXPECTS.

    FOR ALL OF THE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE.

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